Exhibit 24

Power of Attorney

The undersigned hereby appoint Gregg R. Sadler as attorney-in-fact, to execute in name and on behalf of the undersigned the Form 10-K Annual Report of LabOne, Inc., to be filed with the Securities and Exchange Commission for its fiscal year ended December 31, 2000.

Dated: February 22, 2001

/s/ Joseph H. Brewer MD Joseph H. Brewer, MD, Director

/s/ Peter C. Brown Peter C. Brown Director

/s/ William D. Grant William D. Grant, Director

/s/ Richard S. Schweiker Richard S. Schweiker, Director

/s/ James R. Seward James R. Seward, Director

/s/ Janet M. Stallmeyer Janet M. Stallmeyer, Director

/s/ Chester B. Vanatta Chester B. Vanatta, Director

/s/ John E. Walker John E. Walker, Director

/s/ R. Dennis Wright R. Dennis Wright, Director